Exhibit 99.1

CERTAIN US UNWIRED CONSOLIDATING FINANCIAL INFORMATION

The following tables set forth certain unaudited consolidated financial information for US Unwired, excluding the operations of IWO. The unaudited consolidated financial information reflects the operations of IWO substantially on the equity method of accounting. We have included in Investments In and Advances to Unconsolidated Affiliates IWO’s losses that exceed our investment in the operations of IWO and we have recorded as other revenue management fees that we derive from IWO. The IWO column represents the operations of IWO as included in the consolidation of US Unwired and presented separately in its own filing and the adjustments column represents the elimination entries made upon consolidation with US Unwired and eliminates such transactions as the management fee and other intercompany transactions. You should note that our presentation of consolidated financial statements (and information derived from them) in which the operations of IWO are not fully consolidated, as described above, is not in accordance with generally accepted accounting principles, which require that we fully consolidate the operations of IWO. The periods presented are as of June 30, 2004 and December 31, 2003 and for three and six-month periods ended June 30, 2004 and 2003. Since the new notes will not be obligations of IWO and the proceeds from the offering of the old notes can only be used by US Unwired, we believe this unaudited consolidated financial information for US Unwired, excluding the operations of IWO, as presented is relevant to the holders of the new US Unwired 2010 notes and 2012 notes. The following unaudited consolidated financial information is not meant to be and may not be indicative of US Unwired financial results if it were not part of the consolidated group.

Certain reclassifications have been made to the unaudited consolidated financial information for the three and six-month periods ended June 30, 2003 to conform to the presentation of the consolidated financial information for the three and six-month periods ended June 30, 2004. Operating results for the three and six-month periods ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004.

The data set forth below should be read in conjunction with US Unwired’s unaudited condensed consolidated financial statements and accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (Consolidated)” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations “ included elsewhere in this filing.

Condensed consolidated balance sheet of US Unwired, excluding the operations of IWO

	As of June 30, 2004
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Assets
Current assets:
Cash and cash equivalents	$196,884	$40,226	$—	$156,658
Restricted cash	8,198	8,198	—	—
Subscriber receivables, net	36,768	11,725	—	25,043
Other receivables	2,044	155	—	1,889
Inventory	4,320	1,343	—	2,977
Prepaid expenses and other assets	16,902	6,198	—	10,704
Receivables from related parties	645	(164)	—	809
Receivables from officers	86	—	—	86
Current assets related to discontinued operations	272	—	—	272

	266,119	67,681	—	198,438
Total current assets

Property and equipment, net	377,901	157,142	31	220,728
Goodwill and other intangibles, net	78,116	17,893	—	60,223
Notes receivable from unconsolidated affiliates	1,925	—	—	1,925
Other assets	37,606	14,926	—	22,680
Non-current assets related to discontinued operations	—	—	—	—

Total assets	$761,667	$257,642	$31	$503,994

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$51,361	$16,421	—	$34,940
Accrued expenses	91,492	45,686	—	45,806
Current maturities of long term obligations	353,019	352,541	—	478
Current liabilities related to discontinued operations	734	—	—	734

Total current liabilities	496,606	414,648	—	81,958

Long term obligations, net of current maturities	449,998	—	—	449,998
Long term obligations in default, net of current maturities	—	—	—	—
Deferred gain	30,188	594	—	29,594
Investments in and advances to unconsolidated affiliates	2,572	—	(157,793)	160,365

Stockholders’ deficit:
Common stock	1,635	1	(1)	1,635
Additional paid in capital	751,142	446,449	(446,255)	750,948
Retained deficit	(970,464)	(604,050)	604,080	(970,494)
Treasury stock	(10)	—	—	(10)

Total stockholders’ deficit	(217,697)	(157,600)	157,824	(217,921)

Total liabilities and stockholders’ deficit	$761,667	$257,642	$31	$503,994

Condensed consolidated balance sheet

	As of December 31, 2003
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Assets
Current assets:
Cash and cash equivalents	$97,193	$32,337	—	$64,856
Restricted cash	19,358	19,358	—	—
Subscriber receivables, net	28,687	9,938	—	18,749
Other receivables	2,625	148	—	2,477
Inventory	5,615	1,619	—	3,996
Prepaid expenses and other assets	14,833	5,719	—	9,114
Receivables from related parties	647	(39)	—	686
Receivables from officers	85	—	—	85
Current assets related to discontinued operations	1,049	—	—	1,049

Total current assets	170,092	69,080	—	101,012

Property and equipment, net	411,518	165,872	31	245,615
Goodwill and other intangibles, net	87,490	25,642	—	61,848
Notes receivable from unconsolidated affiliates	1,887	179	(179)	1,887
Other assets	42,571	16,540	—	26,031
Non-current assets related to discontinued operations	4,770	—	—	4,770

Total assets	$718,328	$277,313	$(148)	$441,163

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$41,377	$17,079	$—	$24,298
Accrued expenses	77,137	38,251	—	38,886
Current maturities of long term obligations	362,842	351,697	—	11,145
Current liabilities related to discontinued operations	49	—	—	49

Total current liabilities	481,405	407,027	—	74,378

Long term obligations, net of current maturities	434,745	—	—	434,745
Long term obligations in default, net of current maturities	—	—	—	—
Deferred gain	30,729	893	—	29,836
Investments in and advances to unconsolidated affiliates	1,216	—	(130,800)	132,016

Stockholders’ deficit:
Common stock	1,288	1	(1)	1,288
Additional paid in capital	654,899	446,449	(446,255)	654,705
Retained deficit	(885,765)	(577,057)	577,087	(885,795)
Promissory note	(179)	—	(179)	—
Treasury stock	(10)	—	—	(10)

Total stockholders’ deficit	(229,767)	(130,607)	130,652	(229,812)

Total liabilities and stockholders’ deficit	$718,328	$277,313	$(148)	$441,163

Condensed Consolidating Statement of Operations

	For the three-month period ended June 30, 2004
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Revenue:
Subscriber	$107,357	$35,147	$—	$72,210
Roaming	33,174	9,117	(119)	24,176
Merchandise sales	6,946	2,169	—	4,777
Other revenue	415	91	(2,450)	2,774

Total revenue	147,892	46,524	(2,569)	103,937
Expense:
Cost of service	78,345	24,684	(324)	53,985
Merchandise cost of sales	15,061	4,782	—	10,279
General and administrative	7,720	3,948	(2,074)	5,846
Sales and marketing	22,794	7,663	(171)	15,302
Non-cash stock compensation	44	—	—	44
Depreciation and amortization	21,231	6,875	—	14,356

Total operating expense	145,195	47,952	(2,569)	99,812

Operating loss	2,697	(1,428)	—	4,125
Other income (expense):
Interest expense	(23,000)	(7,138)	—	(15,862)
Gain (loss) on sale of assets	(160)	—	—	(160)
Loss on extinguishment of debt	(54,493)	—	—	(54,493)

Total other expense	(77,653)	(7,138)	—	(70,515)

Loss from continuing operations before equity in income of unconsolidated affiliates	(74,956)	(8,566)	—	(66,390)
Equity in income (losses) of unconsolidated affiliates	138	—	8,566	(8,428)

Loss from continuing operations	(74,818)	(8,566)	8,566	(74,818)

Discontinued operations:
Gain (loss) on disposal of discontinued operations	(52)	—	—	(52)
Income from discontinued operations	(167)	—	—	(167)

	(219)	—	—	(219)

Net loss	$(75,037)	$(8,566)	$8,566	$75,037

Condensed Consolidating Statement of Operations

	For the three-month period ended June 30, 2003
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Revenue:
Subscriber	$96,396	$32,670	$—	$63,726
Roaming	31,735	8,303	(135)	23,567
Merchandise sales	4,885	1,478	—	3,407
Other revenue	664	162	(2,436)	2,938

Total revenue	133,680	42,613	(2,571)	93,638
Expense:
Cost of service	76,045	24,795	(321)	51,571
Merchandise cost of sales	8,654	2,364	—	6,290
General and administrative	12,438	3,462	(2,001)	10,977
Sales and marketing	20,642	6,844	(249)	14,047
Non-cash stock compensation	987	—	—	987
Depreciation and amortization	29,484	13,591	—	15,893

Total operating expense	148,250	51,056	(2,571)	99,765

Operating loss	(14,570)	(8,443)	—	(6,127)
Other income (expense):
Interest expense	(21,249)	(9,000)	—	(12,249)
Gain (loss) on sale of assets	5	—	—	5

Total other expense	(21,244)	(9,000)	—	(12,244)

Loss from continuing operations before equity in income of unconsolidated affiliates	(35,814)	(17,443)	—	(18,371)
Equity in income (losses) of unconsolidated affiliates	(46)	—	17,443	(17,489)

Loss from continuing operations	(35,860)	(17,443)	17,443	(35,860)

Discontinued operations:
Gain (loss) on disposal of discontinued operations	—	—	—	—
Income from discontinued operations	840	—	—	840

	840	—	—	840

Net loss	$(35,020)	$(17,443)	$17,443	$(35,020)

Condensed Consolidating Statement of Operations

	For the six-month period ended June 30, 2004
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Revenue:
Subscriber	$209,138	$68,118	$—	$141,020
Roaming	64,257	17,714	(242)	46,785
Merchandise sales	15,270	4,454	—	10,816
Other revenue	838	175	(4,369)	5,032

Total revenue	289,503	90,461	(4,611)	203,653
Expense:
Cost of service	147,107	47,136	(600)	100,571
Merchandise cost of sales	29,346	8,924	—	20,422
General and administrative	15,647	6,902	(3,702)	12,447
Sales and marketing	45,383	15,175	(309)	30,517
Non-cash stock compensation	89	—	—	89
Depreciation and amortization	50,631	20,839	—	29,792

Total operating expense	288,203	98,976	(4,611)	193,838

Operating loss	1,300	(8,515)	—	9,815
Other income (expense):
Interest expense	(47,520)	(18,452)	—	(29,068)
Gain (loss) on sale of assets	(655)	(25)	—	(630)
Loss on extinguishment of debt	(54,493)	—	—	(54,493)

Total other expense	(102,668)	(18,477)	—	(84,191)

Loss from continuing operations before equity in income of unconsolidated affiliates	(101,368)	(26,992)	—	(74,376)
Equity in income (losses) of unconsolidated affiliates	254	—	26,992	(26,738)

Loss from continuing operations	(101,114)	(26,992)	26,992	(101,114)

Discontinued operations:
Gain (loss) on disposal of discontinued operations	16,131	—	—	16,131
Income from discontinued operations	284	—	—	284

	16,415	—	—	16,415

Net loss	$(84,699)	$(26,992)	$26,992	$(84,699)

Condensed Consolidating Statement of Operations

	For the six-month period ended June 30, 2003
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Revenue:
Subscriber	$187,744	$62,743	$—	$125,001
Roaming	58,342	15,384	(285)	43,243
Merchandise sales	11,071	3,229	—	7,842
Other revenue	1,252	277	(4,426)	5,401

Total revenue	258,409	81,633	(4,711)	181,487
Expense:
Cost of service	153,326	51,517	(678)	102,487
Merchandise cost of sales	17,839	4,875	—	12,964
General and administrative	19,698	6,822	(3,423)	16,299
Sales and marketing	46,486	15,750	(610)	31,346
Non-cash stock compensation	1,973	—	—	1,973
Depreciation and amortization	59,142	26,965	—	32,177
Asset abandonment charge	12,403	12,403	—	—

Total operating expense	310,867	118,332	(4,711)	197,246

Operating loss	(52,458)	(36,699)	—	(15,759)
Other income (expense):
Interest expense	(41,939)	(17,871)	—	(24,068)
Gain (loss) on sale of assets	7	—	—	7

Total other expense	(41,932)	(17,871)	—	(24,061)

Loss from continuing operations before equity in income of unconsolidated affiliates	(94,390)	(54,570)	—	(39,820)
Equity in income (losses) of unconsolidated affiliates	134	—	54,570	(54,436)

Loss from continuing operations	(94,256)	(54,570)	54,570	(94,256)

Discontinued operations:
Gain (loss) on disposal of discontinued operations	—	—	—	—
Income from discontinued operations	1,764	—	—	1,764

	1,764	—	—	1,764

Net loss	$(92,492)	$(54,570)	$54,570	$(92,492)

Condensed consolidated statement of cash flows

	For the six-month period ended June 30, 2004
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Cash flows from operating activities

Net cash provided by operating activities	$42,000	$1,918	$—	$40,082

Cash flows from investing activities

Proceeds from restricted cash	11,160	11,160	—	—
Proceeds from sale of assets	43,160	5	—	43,155
Distribution from unconsolidated affiliates	500	—	—	500
Payments for the purchase of equipment	(15,790)	(5,194)	—	(10,596)

Net cash provided by (used in) investing activities	39,030	5,971	—	33,059

Cash flows from financing activities

Proceeds from long-term debt	358,416	—	—	358,416
Proceeds from exercised options	194	—	—	194
Principal payments of long-term debt	(327,441)	—	—	(327,441)
Debt issuance cost	(12,508)	—	—	(12,508)

Net cash provided by (used in) financing activities	18,661	—	—	18,661

Net increase in cash and cash equivalents	99,691	7,889	—	91,802

Cash and cash equivalents at beginning of period	97,193	32,337	—	64,856

Cash and cash equivalents at end of period	$196,884	$40,226	$—	$156,658

Condensed consolidated statement of cash flows

	For the six-month period ended June 30, 2003
	US Unwired Consolidated	IWO	Adjustments	US Unwired Stand Alone
Cash flows from operating activities

Net cash provided by operating activities	$21,051	$(14,866)	$—	$35,917

Cash flows from investing activities

Proceeds from restricted cash	10,871	10,871	—	—
Proceeds from sale of assets	350	—	—	350
Distribution from unconsolidated affiliates	250	—	—	250
Payments for the purchase of equipment	(18,205)	(9,762)	—	(8,443)

Net cash provided by (used in) investing activities	(6,734)	1,109	—	(7,843)

Cash flows from financing activities

Proceeds from long-term debt	—	—	—	—
Proceeds from exercised options	—	—	—	—
Principal payments of long-term debt	(1,689)	—	—	(1,689)
Debt issuance cost	—	—	—	—

Net cash provided by (used in) financing activities	(1,689)	—	—	(1,689)

Net increase in cash and cash equivalents	12,628	(13,757)	—	26,385

Cash and cash equivalents at beginning of period	61,985	35,008	—	26,977

Cash and cash equivalents at end of period	$74,613	$21,251	$—	$53,362